SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT, dated as of the 5th day of March 2003 (the "Agreement"), is by and among Visions In Glass, Inc. a Delaware corporation (the "Company"); Yarek Bartosz (the "Shareholder") on the one hand; and Guofu Dong, Liping Xie, Qizhou Wu, Tse Yiu Wong and Hanlin Chen (collectively, the "Sellers"); and Great Genesis Holdings Limited, a corporation organized under the laws of Hong Kong Special Administrative Region of China ("Genesis"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, the Sellers presently own all of the capital stock (the "Genesis Shares") of Genesis which in turn owns all of the capital stock of Jilong Enterprises Investment Corp. Ltd., a Hong Kong Company ("Jilong"). Jilong in turn owns interests in four Genesis-foreign joint ventures as described on
Item 3.1 to the Disclosure Schedules.

         WHEREAS, the Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company, the Genesis Shares in exchange (the "Exchange") for the issuance by the Company of an aggregate of 20,914,250 (post split) shares (the "Company Shares") of the Company's common stock, par value $0.0001 per share (the "Company Common Stock") to be issued to the Sellers and/or their designees, on the terms and conditions set forth below which is after giving effect to a forward split of 3.5 to 1 (the "Split").

         WHEREAS, the Company currently has 18,525,500 shares of common stock issued and outstanding. After giving effect to the Exchange, the Split, and the cancellation of 17,424,750 by the Shareholder (the "Cancellation"), the Company shall have approximately 22,015,000 shares of Common Stock issued and outstanding as of the consummation of the Exchange .

         WHEREAS, the Shareholder is the sole officer and director and the principal shareholder of the Company and will benefit from the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                      EXCHANGE OF SHARES / DEPOSIT OF FUNDS

         1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

            (a) The Company shall issue and deliver to each of the Sellers and/or their designees the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's and designee's names set forth on
Schedule I hereto, and

            (b) Each Seller agrees to deliver to the Company the number of issued shares of Genesis set forth opposite such Seller's name on Schedule I hereto along with appropriately executed transfer documents in favor of Genesis.

         1.2 Time and Place of Closing. Notwithstanding anything herein to the contrary, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Loeb & Loeb LLP concurrently with the execution of this Agreement (the "Closing Date").

         1.3 Deposit of Funds.

            (i) Sellers have previously deposited US$ 50,000 (the "Deposit") into the trust account of Loeb & Loeb LLP. The Deposit will be refunded to the Sellers only in the event that (a) the Company fails to have 400 stockholders of record by March 3, 2003, (b) without affecting the rights of the parties hereto, the Company notifies the Sellers in writing of the Company's desire not to consummate the Exchange because of an issue arising during the Company's due diligence review of Jilong that can not be cured to the Company's satisfaction within a reasonable time period, or (c) the Company is unable to close the Exchange solely as a result of the Company's failure to satisfy the conditions precedent to Closing that are applicable to the Company. The Deposit will be immediately deliverable to the Company upon the earlier of the closing of the Exchange or the occurrence of an event that is not specified in subparts (a) through (c) of this paragraph that results in the termination of the Agreement.

            (ii) On the Closing Date, the Sellers shall transfer by wire transfer funds in the amount of $200,000. If, by the Closing Date, the Company does not have at least 400 shareholders each of whom owns at least 100 shares and assuming the Sellers do not elect to exercise their rights to terminate this Agreement by reason of the failure of the Company to satisfy Section 6.2(g) hereof, the amount due and payable shall be reduced to $150,000 and shall not be paid until such time as the Company has at least 400 round lot stockholders.

            (iii) Within ten business days of the Closing Date, the Sellers shall transfer by wire transfer funds of $70,000 (the "Escrowed Funds") to be deposited in the client trust account of Loeb & Loeb LLP (the "Escrow Agent"). The Escrowed Funds shall be held in escrow pending the commencement of trading of the Company's common stock on the Nasdaq Stock Market. The disbursement of the Escrowed Funds shall be governed by a definitive Escrow Agreement to be in a form mutually acceptable to and duly executed by the appropriate parties on the Closing Date of the Exchange. The Escrowed Funds will be immediately deliverable on the date the Company's common stock commences trading or the Nasdaq Stock Market. The Escrowed Funds shall only be returned to the Sellers in the event that it is determined that listing on the Nasdaq Stock Market is impossible because of a matter relating solely to the Company or the Shareholder that arose prior to the Closing Date of the Exchange.

            (iv) All funds to the extent payable pursuant to this Section 1.3 shall be paid to the Shareholder in consideration of the Cancellation.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                 THE SHAREHOLDER

         The Company and the Shareholder represent and warrant, jointly and severally to each of the Sellers that now and/or as of the Closing:

         2.1   Due   Organization   and   Qualification;    Subsidiaries;    Due
Authorization.

            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

            (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

            (c) The Company has all requisite  corporate  power and authority to
execute  and  deliver  this  Agreement,   and  to  consummate  the  transactions
contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         2.3 Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 80,000,000 shares of Common Stock par value $.0001 per share, of which 18,525,000 shares are issued and outstanding as of the date hereof. All of the outstanding shares of Common are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. The Company has not granted registration rights to any person other than as set forth in this Agreement.

         2.4 Financial Statements. Item 2.4 of the Disclosure Schedule contains copies of the balance sheets of the Company at December 31, 2002 and 2001 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the fiscal years then ended, including the notes thereto, as audited by Armando C. Ibarra, certified public accountants, and the balance sheet of the Company at September 30, 2002 and the related statements of operations and deficit, stockholders' deficiency and cash flows for the nine month period then ended prepared by the Company's management (all such statements being the "Company Financial Statements"). The Company Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         2.5 Further Financial Matters. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Company Financial Statements.

         2.6 Taxes. The Company has filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.

         2.7 Indebtedness; Contracts; No Defaults.

            (a) The Company has no material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

            (b) Neither the Company nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         2.8 Real Property. The Company does not own or lease any real property.

         2.9 Compliance with Law. The Company is not conducting its respective business or affairs in violation of any applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

         2.10 Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

         2.11 Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company ; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.12 Insurance. The Company does not currently maintain any form of insurance.


         2.13 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

         2.14 Employee Benefit Plans. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

         2.15 Patents; Trademarks and Intellectual Property Rights. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

         2.16 Brokers. Except as set forth on Item 2.16 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any Person on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         2.17 Affiliate Transactions. Neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

         2.18 Trading. The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the "Bulletin Board"), and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

         2.19 Compliance. The Company has complied with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Act"), is current in its filings.

         2.20 Filings. None of the filings made by the Company under the Securities Act or the Exchange act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.21 Schedules. All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Company with the same force and effect as if such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made.

         2.21 Representations and Warranties. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant to the Company that now and/or as of the Closing:

         3.1   Due   Organization   and   Qualification;    Subsidiaries;    Due
Authorization.

            (a) Each of Genesis and Jilong is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Each of Genesis and Jilong is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Jilong or Genesis, as the case may be.

            (b) Genesis does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than those (each, a "Subsidiary" and together, the "Subsidiaries") set forth in Item 3.1 of the Disclosure Schedule. Except as set forth in Item
3.1 of the Disclosure Schedule, each Subsidiary is wholly owned by Genesis, all the outstanding equity interest in each Subsidiary are owned free and clear of all liens, there is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Genesis to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of Genesis.

            (c) Each of the Sellers and Genesis has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of the Sellers and Genesis has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of the Sellers and Genesis, enforceable against each of the Sellers and Genesis in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by each of the Sellers and Genesis and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of said Seller or Genesis, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Genesis, any of the Subsidiaries, or any Seller is a party or by which Genesis, any of the Subsidiaries, or any Seller or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Genesis any of the Subsidiaries or any Seller or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Genesis or any of the Subsidiaries,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which Genesis or any of the Subsidiaries is a party or by which Genesis or any of the Subsidiaries or any of their respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Genesis or any of the Subsidiaries are to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.3 Capitalization. The authorized and issued share capital of Genesis consists of HK$78,000. Set forth Schedule 1 is a list of all holders of the equity of Genesis, setting forth their names, addresses and number of shares owned as of the Closing. All of the outstanding shares of Genesis are, and the Genesis Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Genesis Shares, will not be transferred in violation of any rights of third parties. The Genesis Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Genesis to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock. All of the Genesis Shares are owned of record and beneficially by the Sellers free and clear of any liens, claims, encumbrances, or restrictions of any kind. The transfer and delivery of the Genesis Shares by the Sellers, as contemplated by this Agreement, will be sufficient to transfer good and marketable record and beneficial title to the Genesis Shares, free and clear of liens, claims, encumbrances, and restrictions of any kind.

         3.4 Financial Statements. The Sellers have delivered to the Company a copy of the draft audited consolidated balance sheets of Jilong at December 31, 2001 and 2002 and the related statements of operations, stockholders' equity and cash flows for the years then ended, including the notes thereto with convenience conversion into US dollars (all such statements being the "Jilong Hong Kong Financial Statements"). The Jilong Hong Kong Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted Hong Kong accounting standards applied on a basis consistent throughout all the years presented. Such Statements present fairly the financial position of Jilong as of the dates and for the years indicated. The books of account and other financial records of Jilong have been maintained in accordance with good business practices. All of the financial statements to be delivered pursuant hereto will be complete and accurate and present fairly the financial position of Jilong and the results of its operations and changes in its financial positions as of the dates and for the periods indicated as being covered thereby, except that certain adjustments may be required to convert the financial statements to United States generally accepted accounting principals.

         3.5 Further Financial Matters. Except as set forth in Item 3.5 of the Disclosure Schedule, neither Genesis nor Jilong have any liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Jilong Hong Kong Financial Statements.

         3.6 Taxes. Jilong has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Jilong and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Jilong such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.6 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.6 of the Disclosure Schedule, no tax return or tax return liability of Jilong has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.6 of the Disclosure Schedule, Jilong has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Sellers for past due Taxes. Except as indicated in Item 3.6 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Jilong and each Subsidiary, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Jilong and in the Jilong Financial Statements.

         3.7 Indebtedness; Contracts; No Defaults.

            (a) Item 3.7 of the Disclosure Schedule sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Jilong is a party (collectively, the "Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than US $500,000 and has been entered into by Jilong in the ordinary course of business. The Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of telecommunication services or which have a material effect thereon.

            (b) Except as disclosed in Item 3.7 of the Disclosure Schedule, Jilong nor, to Sellers' knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Jilong is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Jilong, or, to the knowledge of the Sellers, any other person or entity. Jilong has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

         3.8 Compliance with Law.

            (a) Jilong is conducting its business in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Neither Jilong, has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.


         3.9 No Adverse Changes. Except as set forth in Item 3.9 of the Disclosure Schedule, since inception, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Jilong as reflected in the Jilong Financial Statements, (b) any material loss sustained by Jilong, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Jilong's, business, (c) to the best knowledge of the Sellers, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Jilong.

         3.10 Litigation.

            (a) Except as set forth in Item 3.10 of the Disclosure Schedule, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Sellers, threatened, against or affecting Genesis or Jilong or the business of Jilong or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Sellers, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

            (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Genesis or the business of Jilong; and

            (c) neither Genesis nor Jilong has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.11 Brokers. Except as set forth on Item 3.11 of the Disclosure Schedule, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Sellers directly with the Company without the intervention of any Person on behalf of the Sellers in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

         3.12 Purchase for Investment.

            (a) Each Seller is acquiring the Company Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Seller further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

            (b) Each Seller understands that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to
Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on such Seller's representations set forth herein. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act.

         3.13 Investment Experience. Each Seller acknowledges that he can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

         3.14 Information. The Sellers have carefully reviewed such information as each Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Seller has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which each of the Sellers has relied in making an exchange of the Genesis Shares for the Company Shares.

         3.15 Restricted Securities. Each Seller understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each Seller is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

         3.16 Schedules. All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Sellers with the same force and effect as if such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made.

         3.17 Representations and Warranties. The representations and warranties of the Sellers included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 Indemnity of the Company and the Shareholder. The Company and the Shareholder agree to jointly and severally agree to defend, indemnify and hold harmless each Seller from and against, and to reimburse each Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by such Seller by reason of, arising out of, or in connection with, any material breach of any representation or warranty contained in the Agreement made by the Company or the Shareholder or any document or certificate delivered by the Company or the Shareholder pursuant to this Agreement or in connection with the transaction contemplated hereby. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

         4.2 Indemnity of the Sellers. Each of the Sellers agrees to jointly and severally defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the applicable Seller or in any document or certificate delivered by the applicable Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby, it being understood that each Seller shall have responsibility hereunder only for the representations and warranties made by such Seller. All claims to be asserted hereunder must be made by the first anniversary of the Closing.

         4.3 Indemnification Procedure. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                   ARTICLE V

                                   DELIVERIES

         5.1 Items to be delivered to the Sellers prior to or at Closing by the Company.

            (a) certificate of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in the Company's state of incorporation;

            (b) all applicable schedules hereto;

            (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

            (d) shareholder list;

            (e) all financial statements and tax returns in possession of the Company;

            (f) copies of all SEC filings for the last two years;

            (g) resolution from the Company's current directors appointing the designees of the Sellers to the Company's Board of Directors;

            (h) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

            (i) certificates representing 20,914,250 shares to the Sellers or their designees of the $0.0001 par value common stock issued in the denominations as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

            (j) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

            (k) any other document reasonably requested by the Sellers that it deems necessary for the consummation of this transaction

         5.2 Items to be delivered to the Company prior to or at Closing by the Sellers.

            (a) all applicable schedules hereto;

            (b) instructions from the Sellers appointing designees of the Sellers to the Company's Board of Directors;

            (c) documents from the Sellers transferring the Genesis Shares to the Company as set forth opposite their respective names on Schedule I to this Agreement;

            (d) Financial Statements set forth in Section 3.4;

            (e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

            (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time; and

            (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

         6.2 Conditions to Obligations of Sellers. The obligations of the Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

            (a) The Shareholder shall has paid all of the costs and expenses of the Company associated with the acquisition of the Genesis Shares by the Company.

            (b) As of the Closing, the Company shall have no assets and no liabilities whatsoever, contingent or otherwise.

            (c) The shares of the Company's Common Stock shall be continued to be traded on the Bulletin Board.

            (d) The Company shall have effected the Split.

            (e) The Cancellation shall have been completed.

            (f) the Company shall have issued to designees of the Sellers one year warrants (the "Warrants") to purchase up to 550,375 shares of the Company's Common Stock at an exercise price of $1.36 per share. The Warrants shall be on a form customary form transaction of this type.

            (g) The Company shall have at least 400 stockholders of record who each own at least 100 shares (on a post split basis).

         6.3 Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

            (a) The Sellers shall have paid all of the costs and expenses of themselves associated with this Agreement and the transactions contemplated hereby.

            (b) The deposits  shall have been made and disbursed as set forth in
Section 1.3 above.


                                  ARTICLE VII

                                   TERMINATION

         7.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

            (a) The mutual agreement of the Parties;

            (b) Any Party if:

                (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

                (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

                (iii) the Closing has not occurred by March 5, 2003 through no fault of the Party terminating the Agreement.

            (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for a period of one year following the Closing Date. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         8.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

         8.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

         8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to the Company and the Shareholder:

                  9521 21st Street S.E.
                  Calgary Alberta
                  Canada T2C 4B1
                  ATTN: Yarek Bartosz

                  cc:      George L. Diamond
                           Snell, Brannian & Wylie PC
                           8157 North Central Expressway, Suite 1800
                           Dallas, Texas 75206

                  If to the Sellers:

                  At the  respective  addresses  of the  Sellers  set  forth  on
                  Schedule I hereto.

                  Loeb & Loeb LLP
                  10100 Santa Monica Boulevard, Suite 2200
                  Los Angeles, California 90067
                  ATTN: David L. Ficksman

         8.5 Entire Agreement. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

         8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         8.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         8.11 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby, shall be instituted in any state or federal court in the State of Delaware, and all parties agree not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, the venue of the action, suit or proceeding is improper to that the injured party is without a remedy under this Agreement or the subject matter hereof. All parties further irrevocably submit to the jurisdiction of any such court in any such action, suit or proceeding, shall be effective against any party if served by registered or certified mail, return receipt requested, or by any other means of mail or delivery which requires a signed receipt, postage prepaid, mailed or delivered to such party as herein provided, or by hand delivery. If for any reason such service of process is ineffective, then all parties shall be subject to service of process in accordance with applicable law or rule of court. Nothing herein contained shall be deemed to limit or restrict the right of any party to serve process in any manner permitted by law.

         8.12 Registration of Shares. At any time subsequent to the Closing, the holders holding at least 50% of the shares of Common Stock issued to the Sellers and their designees, shall have the right on two occasions to require that the Company effect the registration under the Securities act of 1933, as amended, of the shares acquired by the Sellers, and their designees. Additionally, all of the aforementioned shares shall be entitled to piggyback rights. Such registration rights shall be reflected in a Registration Rights Agreement containing customary terms to be executed subsequent to Closing.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                                                  VISIONS IN GLASS, INC.


                                                  By:___________________________
                                                     Yarek Bartosz
                                                     President


                                                     ___________________________
                                                     YAREK BARTOSZ




                                                  GREAT GENESIS HOLDINGS LIMITED


                                                  By:___________________________





                                                  ______________________________
                                                  GUOFU DONG

                                                  ______________________________
                                                  LIPING ZIE

                                                  ______________________________
                                                  QIGHOU WU

                                                  ______________________________
                                                  TSE YIU (ANDY) WONG

                                                  ______________________________
                                                  HANLIN CHEN

                                   SCHEDULE I


 Seller's and Designee's Name        Allocation of      Number of Company Shares
        and Address                  Genesis Shares     ------------------------
        -----------                  --------------

Guofu Dong                               2,340                    627,429
Apt. #1408, No. 297-2
Jiahe Rd. Kaiyuan District
Xiamen, China

Liping Xie                               3,900                  2,091,425
No.9 - 1, Tongfengdi Lane
Siming District
Xiamen, China

Qizhou Wu                                3,900                  2,195,996
No.50 Ningchuan Rd.,
Ningbo, China

Tse Yiu (Andy) Wong                      3,900                  1,359,426
10m, Hipho Bldg.
Hipho St. Kwun Tong
Hong Kong

Hanlin Chen                             63,960                 13,280,547
No.9--1, Tongfengdi Lane
Siming District
Xiamen, China

Shaobo Wang                                                       731,998
Apt.#12-300, No. 27
Yongchang Rd.
Chaoyand District
Changchun City, China
                                                                  627,429
Shengbin Yu
Apt #101, Gate 3 Bldg.6
Meitai Lane
Shashi District
Jingzhou Hubei, China

                          DISCLOSURE SCHEDULE - COMPANY



                                    ITEM 2.4
                              FINANCIAL STATEMENTS
                                 See SEC Filings

                                    ITEM 2.16
                                     BROKERS

None

                                    ITEM 3.1
                       DISCLOSURE SCHEDULE - SUBSIDIARIES

         Great Genesis Holdings Limited owns all of the capital stock of Jilong Enterprises Investment Corp. Ltd. (except for a nominee shareholder) which in turn holds the following interests in the following joint ventures organized in the People's Republic of China.


----------------------------- -------------------------- -----------------------

Jiulong Co. Ltd.                                         as to 81%
----------------------------- -------------------------- -----------------------

HengLong Co. Ltd                                         as to 42%
----------------------------- -------------------------- -----------------------

JinBei Heng Long                                         as to 55%
----------------------------- -------------------------- -----------------------

HengLong Wan An Co. Ltd.                                 as to 51%
----------------------------- -------------------------- -----------------------

                                    ITEM 3.5
                              MATERIAL LIABILITIES

None

                                    ITEM 3.7
                            MATERIAL AGREEMENTS ETC.

None

                                    ITEM 3.10
                                 LITIGATION ETC.

None

                                    ITEM 3.11
                                  BROKERS ETC.

None